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                                               MAGNA GROUP, INC.                              Exhibit 11.1
                                   COMPUTATION OF EARNINGS PER COMMON SHARE
                                     (In thousands, except per share data)

                                                          Three Months Ended                   Six Months Ended
                                                                June 30                             June 30
                                                         1995            1994                  1995           1994
                                                       --------        --------              --------       --------
 Primary
 -------
    Average common shares outstanding                    27,683          25,904                27,633         25,822
    Assumed exercise of employee stock options              138             133                   124            136
                                                       --------        --------              --------       --------
       Total                                             27,821          26,037                27,757         25,958
                                                       ========        ========              ========       ========


    Net income                                          $12,399         $10,542               $24,034        $19,756
    Less preferred stock dividends:
       Class B voting preferred                              (1)             (1)                   (2)            (2)
                                                       --------        --------              --------       --------
          Net income                                    $12,398         $10,541               $24,032        $19,754
                                                       ========        ========              ========       ========

    Per common share:
          Net income                                      $0.45           $0.40                 $0.87          $0.76
                                                       ========        ========              ========       ========


 Fully Diluted  <FA>
 ------------------
    Average common shares outstanding                    27,683          25,904                27,633         25,822
    Assumed exercise of employee stock options              156             144                   168            146
    Assumed conversion of:
       7% convertible subordinated capital notes            911             991                   921            993
       8-3/4% convertible subordinated debentures            --              --                    --             --
                                                       --------        --------              --------       --------
          Average common shares and common
          share equivalents                              28,750          27,039                28,722         26,961
                                                       ========        ========              ========       ========

    Net income                                          $12,399         $10,542               $24,034        $19,756
    Less preferred stock dividends:
       Class B voting preferred                              (1)             (1)                   (2)            (2)
    Elimination of interest net of
     related tax effects on:
       7% convertible subordinated capital notes            200             210                   400            422
       8-3/4% convertible subordinated debentures            --              --                    --             --
                                                       --------        --------              --------       --------
          Fully diluted net income                      $12,598         $10,751               $24,432        $20,176
                                                       ========        ========              ========       ========

    Per common share:
          Net income                                      $0.44 <FA>      $0.40 <FA>            $0.85 <FA>     $0.75 <FA>
                                                       ========        ========              ========       ========


 <FA>Inclusion of common share equivalents for the 8 3/4% convertible subordinated debentures for the three month and six month periods ended June 30, 1995 and 1994 in the calculation of fully diluted net income per common share results in antidilution, and therefore, these are excluded from the computation.
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